UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 3, 2013

MGT Capital Investments, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-26886	13-4148725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Mamaroneck Avenue, Suite 204, Harrison, NY 10528

(Address of principal executive offices, including zip code)

(914) 630-7431

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets

On July 3, 2013, MGT Capital Investments Inc. (the “Company”) completed the sale of its portfolio of medical imaging patents to Samsung Electronics Co, Ltd. (“Samsung”). The Company had no prior relationship with Samsung. Gross proceeds of $1,500,000 was reduced by a broker commission of $501,000 paid to Munich Innovation Group GmbH, foreign withholding tax of $247,700 and an escrow agent fee of $1,300.  Of the net proceeds of $750,000, the Company received $651,000 in cash and $99,000 is held in escrow.  In addition, the Company may receive an additional $149,000 via a refund from the Korean government. The Company expects to report a gain on sale in the Quarter ending June 30, 2013 of $750,000.

Item 9.01. Financial Statements and Exhibits

(a)         Pro forma financial information

See Exhibit 99.1 to this Current Report on Form 8-K.

(b)        Exhibits

The following exhibits are filed with this report:

Exhibit No.	Description

10.1	Patent Rights Purchase and Assignment Agreement by and between the Company and Samsung Electronics Co. Ltd.
99.1

Unaudited Pro Forma Condensed Consolidated Financial Statements

Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2013

Pro Forma Condensed Consolidated Statement of Operations and Comprehensive Gain for the three months ended March 31, 2013

Pro Forma Condensed Consolidated Statement of Operations and Comprehensive Loss for the year ended December 31, 2012

Notes to Pro Forma Condensed Consolidated Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 10, 2013

MGT Capital Investments, Inc.

By:	/s/ Robert B. Ladd
Name: Title:	Robert B. Ladd President and Chief Executive Officer